AMENDMENT TO THE
               BELLSOUTH PERSONAL RETIREMENT ACCOUNT PENSION PLAN


         WHEREAS, BellSouth Corporation (the "Company") sponsors the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was amended and restated effective January 1, 1998, and subsequently amended from time to time;

         WHEREAS,   pursuant  to  Section  15.01  of  the  Plan,  the  BellSouth
Employees' Benefit Claim Review Committee (the "Committee") is authorized to adopt nonmaterial amendments to the Plan;

         WHEREAS,   pursuant  to  Section  16.01  of  the  Plan,  affiliates  or subsidiaries of the Company may adopt the Plan and related trust with the consent of the Committee or its delegate;

         WHEREAS, from time to time consent to the adoption of the Plan and trust by affiliates and subsidiaries of the Company has been given by the Company's benefits department with the approval of the Committee;

         WHEREAS, the Committee desires to amend the Plan to expressly authorize the Senior Officer for Human Resources of the Company to consent to the adoption of the Plan by affiliates and subsidiaries and to memorialize the delegation by the Senior Officer for Human Resources of the Company of the authority to consent to such adoptions; and

         WHEREAS, the Committee also desires to amend the Plan to revise the rules regarding buying back into the Plan after a lump sum distribution has been taken, to provide immediate vesting of account balances with respect to employees of Honolulu Cellular Telephone Company who are terminating employment incident to the Partnership Interest Purchase Agreement between BellSouth and AT&T Wireless Services, and to exclude from future Plan participation L.M. Berry Telemarketing Representatives (Job Code LLL081).

         NOW, THEREFORE, the Committee hereby approves the following amendments to the Plan:

                                                            1.

         Amend Section 3 of the Plan by replacing Section 3.08(b)(i) with the following:

(i) Cash Out or Deemed Cash Out. If the Eligible Employee has received or is deemed to have received a lump sum settlement of his entire accrued benefit, the initial balance of his account shall be zero, except as follows:

(A) If the Eligible Employee is deemed to buy back into the Plan pursuant to Paragraph 7.06, the initial balance in his account shall be the amount in his account at the time of the deemed distribution, credited with interest from the date of distribution until the date of reemployment at the rate of 4 percent per year, compounded annually, until December 31, 1997 and thereafter at the Applicable Interest Rate, compounded annually. If the deemed distribution occurred with respect to a termination of employment prior to January 1, 1998, that amount shall be multiplied by the conversion factor set forth on Appendix 1.

(B) If the Eligible Employee buys back into the Plan pursuant to Paragraph 10.05, the initial balance in his account shall be the amount in his account at the time of the distribution, credited with interest from the date of distribution until the date of reemployment at the Applicable Interest Rate, compounded annually, and, if the distribution occurred with respect to a termination of employment prior to January 1, 1998, multiplied by the conversion factor set forth on Appendix 1.

                                                            2.

         Amend Section 6 of the Plan by adding the following  final  sentence to
Section 6.02(a)(i):

                  Notwithstanding the foregoing, the benefit accruing to a Participant after reemployment following a break in service shall be determined without regard to this subparagraph 6.02(a)(i) unless (A) the Participant's prior Net Credited Service is credited under the bridging rules of Section 10.05, or (B) if such Participant received or was deemed to receive a lump sum settlement of his entire accrued benefit, such Participant restores his benefit pursuant to Paragraphs
         7.06 or 10.05, if eligible.

                                                            3.

         Amend  Section  10 of the Plan by  replacing  the  third  paragraph  of
Section 10.05 with the following:

                  Notwithstanding anything above to the contrary, if a Participant receives a lump sum settlement pursuant to Paragraph 7.06 or Paragraph 7.08, the Participant's Net Credited Service and Vesting Service Credit after he receives the lump sum settlement shall not reflect (subject to their restoration as provided below) his Net Credited Service and Vesting Service Credit prior to the settlement date. The Participant's Net Credited Service and Vesting Service Credit shall be restored if he is reemployed in accordance with the terms of a court order, arbitration award or settlement agreement involving litigation, arbitration, or other action relating to a prior termination of employment, if and to the extent such order, award or agreement requires such restoration; provided, if such Participant has received a lump sum settlement, such service shall be restored only if, within the period required under Section 411(a)(7) of the Code or such longer period as may be specified in such order, award or agreement, he repays to the Plan the amount distributed plus interest from the date of distribution until the date of repayment at the lesser of (i) the rate permitted under Code Section 411(c)(2)(C)(iii)(I), compounded annually, or (ii) the Applicable Interest Rate for such period, compounded annually. The Participant's Net Credited Service shall be restored under the bridging rules in the preceding paragraph if he receives a lump sum settlement award as a deferred vested pensioner.

                                                            4.

         Amend Appendix D by substituting the term "Pension Service Credit" for the term "term of employment" each place it appears in Appendix D.

                                                            5.

         Amend Appendix D by adding the following final paragraph to the definition of "Pension Service Credit" in Appendix D:

                  If a Participant experiences a break in service as defined in Plan Section 10.05, his Pension Service Credit prior to the break in service shall be restored pursuant to the bridging rules of Section
         10.05 in the same manner as Net Credited Service, except that the last sentence of the third paragraph of that Section (relating to the restoration of Net Credited Service for a deferred vested pensioner who receives a lump sum settlement) shall not apply to the restoration of Pension Service Credit. Notwithstanding the general bridging rules of
         Section 10.05, if a Participant receives a lump sum settlement pursuant to Paragraph 7.06 or Paragraph 7.08, the Participant's Pension Service Credit after he receives the lump sum settlement shall not reflect (subject to restoration as provided below) his Pension Service Credit prior to the settlement date. Pension Service Credit shall include any period with respect to which a participant is reemployed in accordance with the terms of a court order, arbitration award or settlement agreement involving litigation, arbitration, or other action relating to a prior termination of employment, if and to the extent such order, award or agreement requires such restoration; provided, if such Participant has received a lump sum settlement, his Pension Service Credit shall be restored only if, within the period required under
         Section 411(a)(7) of the Code or such longer term as may be specified in such order, award or agreement, he repays to the Plan the amount distributed plus interest as provided in Plan Section 10.05.

                                                            6.

         Amend Schedule 2 of the Plan for L.M. Berry and Company by:


         (A) Adding to Paragraph 1, immediately before the definition of "Grandfathered Participant", the following:

         "Eligible Employee" means (subsequent to December 31,1999) any Employee described in Section 1.15, other than those L.M. Berry Employees who are included in Job Code LLL081 (the "Telemarketing Representatives").

         (B) Modifying Paragraph 4(c) to provide as follows:

         Paragraph 2.02 shall be modified by deleting said paragraph in its entirety and by substituting therefor the following:

         2.02 Telemarketing Representatives. Any Employee who is a Telemarketing Representative and who is a Participant as of December 31, 1999 shall cease his active participation in the Plan as of the end of said day. Also effective as of said date, each such Participant shall become immediately 100% vested in his account under the Plan. No such Participant shall again begin active participation in the Plan unless and until he ceases to be employed as a Telemarketing Representative and instead becomes employed in a classification included within the meaning of "Eligible Employee".

         (C) Modifying Paragraph 4 by adding, immediately after Paragraph 4(e), the following:

     (e-1)Paragraph 3.01 shall be modified by adding at the end thereof the following:

                  Notwithstanding the foregoing terms of this Paragraph 3.01, effective as of December 31, 1999, the accounts of Employees who are Telemarketing Representatives shall become frozen as of said date such that, after said date, only interest credits (as provided in Paragraph 3.04, as amended by this Schedule 2) shall be credited to their accounts, and no additional basic service credits or any other type of credits shall be credited thereto.

                                                            7.

     Amend  Section 16 of the Plan by  deleting  the first  sentence  of Section
16.01 and substituting therefor the following:

                  Any Affiliate or Subsidiary may, by action of its board of directors or comparable governing body and with the consent of the Senior Officer for Human Resources of BellSouth (or his delegate(s)), adopt this Plan and the Pension Fund as a Participating Company on behalf of such Affiliate or Subsidiary, or one or more divisions or subdivisions thereof.

                                                            8.

         Amend Section 16 of the Plan by deleting the first sentence of the second paragraph of Section 16.01 and substituting therefor the following:

                  Such Participating Company may elect to modify the terms of the Plan as such terms apply to the Participating Company and its employees with the consent of the Senior Officer for Human Resources of BellSouth (or his delegate(s)), and to the extent the terms of the Plan are so modified, such modifications (a) shall be set out on Schedule 2 and (b) shall control as to such Participating Company.

                                                            9.

         Amend Section 16 of the Plan by adding a new Section 16.04, as follows:

                  16.04 Actions by Claim Review Committee.  For purposes of this
         Section 16, the Claim Review Committee shall be deemed (i) to have delegated to the BellSouth benefits department the authority to consent to (A) Plan adoptions (including the modification of any Plan terms pertinent thereto) by Affiliates, Subsidiaries and one or more divisions or subdivisions thereof, and (B) Plan withdrawals (including any restrictions thereon) by such entities and divisions; and (ii) to have consented to any such adoption or withdrawal, if the BellSouth benefits department takes any action whatsoever (such as, for example, listing or removing such entity or division as participating in the Plan, enrolling such entity's or division's eligible employees in the Plan, or otherwise administering the Plan as if such entity or division is participating in or removed from the Plan) to directly or indirectly indicate the intent to consent to such entity's or division's adoption of, or withdrawal from the Plan.

                                                            10.

                  Pursuant to Paragraphs 2.03, 15.01 and 16.03 of the Plan, employees of Honolulu Cellular Telephone Company who participated in the Plan and who are terminated as employees incident to the Partnership Interest Purchase Agreement by and among Hawaii Cellular Corporation, BellSouth Mobile Data, Inc., BellSouth Enterprises, Inc., AT&T Wireless Services of Hawaii, Inc., AT&T Wireless Services of Hawaii LLC, and AT&T Wireless Services, Inc., dated April 8, 1999, will become vested, if not already vested, in their accounts as of the closing date of the transaction contemplated by the Partnership Interest Purchase Agreement.

                                                            11.

         Any other provision of the Plan not amended herein shall remain in full force and effect.

         The above amendments shall be effective as of September 13, 1999.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee.

        BELLSOUTH EMPLOYEES' BENEFIT
        CLAIM REVIEW COMMITTEE



        By:      /s/ Richard D. Sibbernsen
                 Richard D. Sibbernsen, Chairman